UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

RMG Acquisition Corp. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-838108	98-1574120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 West Street, Suite 40C New York, New York	10006
(Address of principal executive offices)	(Zip Code)

(212) 785-2579

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fifth of one redeemable warrant	RMGCU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	RMGC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	RMGCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On February 4, 2021 the Registration Statement on Form S-1 (File No. 333-251889) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of RMG Acquisition Corp. III (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On February 9, 2021, the Company consummated the IPO of 48,300,000 units (the “Units”), which includes the exercise in full of the underwriters’ option to purchase an additional 6,300,000 Units at the initial public offering price to cover over-allotments. Each Unit consists of one Class A ordinary share, $0.0001 par value per share (the “Class A Ordinary Shares”), and one-fifth of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $483,000,000. Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

•	an Underwriting Agreement, dated February 4, 2021, by and among the Company, BofA Securities, Inc. and Barclays Capital Inc., as representatives of the underwriters named in Schedule I therein, which contains customary representations and warranties and indemnification of the underwriters by the Company;

•	a Warrant Agreement, dated February 4, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the Warrant Agreement;

•	a Letter Agreement, dated February 4, 2021, among the Company, the Sponsor and each executive officer and director of the Company, pursuant to which the Sponsor and each executive officer and director of the Company has agreed to vote any Class A Ordinary Shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months; to certain transfer restrictions with respect to the Company’s securities; to certain indemnification obligations of the Sponsor; and the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor;

•	an Investment Management Trust Agreement, dated February 4, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

•	a Registration Rights Agreement, dated February 4, 2021, among the Company and the Sponsor, which provides for customary demand and piggy-back registration rights for the Sponsor, and customary piggy-back registration rights for other security holders, as well as certain transfer restrictions applicable to the Sponsor with respect to the Company’s securities, and, upon and following consummation of our initial business combination, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors;

•	a Sponsor Warrants Purchase Agreement, dated February 4, 2021, between the Company and RMG Sponsor III, LLC (the “Sponsor”), pursuant to which the Sponsor purchased 8,216,330 private placement warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment, at a price of $1.50 per warrant (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”); and

•	an Administrative Services Agreement, dated February 4, 2021, between the Company and an affiliate of the Sponsor, pursuant to which such affiliate has agreed to make available office space, secretarial and administrative services, as may be required by the Company from time to time, for $20,000 per month until the earlier of the Company’s initial business combination or liquidation; and following such initial business combination, the Company has agreed to pay to such affiliate an amount equal to $20,000 multiplied by the number of whole months remaining between the date of the completion of the initial business combination and the date that is 24 months from the closing of the IPO.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 3.02.     Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 8,216,330 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating total proceeds of $12,324,495 (the “Private Placement”). The Private Placement Warrants, which were purchased by the Sponsor, are substantially similar to the Public Warrants, except that if held by the Sponsor or its permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption (except in certain circumstances when the Public Warrants are called for redemption and a certain price per Class A Ordinary Share threshold is met) and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by the Warrant Agreement.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2021, in connection with the IPO, W. Grant Gregory, Craig Broderick, Catherine D. Rice and W. Thaddeus Miller (the “New Directors”) were appointed to the board of directors of the Company (the “Board”). Effective February 4, 2021, (i) each of W. Grant Gregory, Craig Broderick and W. Thaddeus Miller was appointed to the audit committee, with Mr. Gregory serving as the chair, (ii) each of Catherine D. Rice and Craig Broderick was appointed to the compensation committee, with Mr. Broderick serving as chair and (iii) each of W. Grant Gregory, Craig Broderick and W. Thaddeus Miller was appointed to the nominating and corporate governance committee, with Mr. Miller serving as chair.

Following the appointment of the New Directors, the Board is comprised of three classes. The term of office of the first class of directors, consisting of W. Thaddeus Miller and Craig Broderick, will expire at the Company’s first annual general meeting. The term of office of the second class of directors, consisting of W. Grant Gregory and Catherine D. Rice, will expire at the second annual general meeting. The term of office of the third class of directors, consisting of D. James Carpenter, Robert S. Mancini and Philip Kassin, will expire at the third annual general meeting.

The Company will enter into indemnity agreements with the New Directors and reimburse the New Directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors. Other than the foregoing, none of the New Directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03.   Amendments to Memorandum and Articles of Association.

On February 4, 2021 and in connection with the IPO, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01   Other Events

On February 4, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.

On February 9, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the IPO.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement by and among the Company, BofA Securities, Inc. and Barclays Capital Inc.

3.1	Amended and Restated Memorandum and Articles of Association

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

10.1	Letter Agreement among the Company, the Sponsor and the Company’s officers and directors

10.2	Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Company

10.3	Registration Rights Agreement among the Company and the Sponsor

10.4	Sponsor Warrants Purchase Agreement between the Company and the Sponsor

10.5	Administrative Services Agreement between the Company and RMG Acquisition Management, LLC

99.1	Press Release, dated February 4, 2021

99.2	Press Release, dated February 9, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2021

RMG ACQUISITION CORP. III

By:	/s/ Robert S. Mancini
Name:	Robert S. Mancini
Title:	Chief Executive Officer